Exhibit 10.1

Tenancy Agreement

An Agreement made the 23rd day of August, 2011, between the Landlord and the Tenant as more particularly described in Schedule I.

The Landlord shall let and the Tenant shall take the Premises for the Term and at the Rent as more particularly described in Schedule I and both parties agree to observe and perform the terms and conditions as follows:

1.

The Tenant shall pay to the Landlord the Rent in advance on the first day of each and every calendar month during the Term.  If the Tenant shall fail to pay the Rent within 7 days from the due date, the Landlord shall have right to institute appropriate action to recover the Rent and all costs, expenses and other outgoings so incurred by the Landlord in relation to such action shall be a debt owed by the Tenant to the Landlord and shall be recoverable in full by the Landlord.

2.

The Tenant shall not make any alteration and/or additions to the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

4.

The Tenant shall comply with all ordinances, regulations and rules of Hong Kong and shall observe and perform the covenants, terms and conditions of the Deed of Mutual Covenant and Sub-Deed of Mutual Covenant (if any) relating to the Premises.  The Tenant shall not contravene any negative or restrictive covenants contained in the Government Lease(s) under which the Premises are held from the Government.

5.

The Tenant shall during the Term pay and discharge all charges in respect of water, electricity, gas and telephone and other similar charges payable in respect of the Premises.

6.

The Tenant shall during the Term keep the interior of the Premises in good and tenantable repair and condition (fair wear and tear and damage caused by inherent defects excepted) and shall deliver up vacant possession of the Premises in the same repair and condition on the expiration or sooner determination of this Agreement.

7.

The Tenant shall pay to the Landlord the Security Deposit set out in Schedule I for the due observance and performance of the terms and conditions herein contained and on his part to be observed and performed.  Provided that there is no antecedent breach of any of the terms and conditions herein contained, the Landlord shall refund the Security Deposit to the Tenant without interest within 7 days from the date of delivery of vacant possession of the Premises to the Landlord or settlement of any outstanding payment owed by the Tenant to the Landlord, whichever is later.  If the Rent and/or any charges payable by the Tenant hereunder or any part thereof shall be unpaid for seven (7) days after the same shall become payable (whether legally demanded or not) or if the Tenant shall commit a breach of any of the terms and conditions herein contained, it shall be lawful for the Landlord at any time thereafter to re-enter the Premises whereupon this Agreement shall absolutely determine and the Landlord may deduct any loss or damage suffered by the Landlord as a result of the Tenant’s breach from the Security Deposit without prejudice to any other right of action or any remedy of the Landlord in respect of such breach of the Tenant.

8.

Provided the Tenant shall have paid the Rent and other outgoings on the days and in the manner herein provided and observe and perform the terms and conditions herein contained and on the Tenant’s part to be observed and performed, the Tenant shall peacefully hold and enjoy the Premises during the Term without any interruption by the Landlord.

9.

The Landlord shall keep and maintain the structural parts of the Premises including the main drains, pipes and cables in proper state of repair Provided that the Landlord’s liability shall not be incurred unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair and remedy the same after the lapse of a reasonable time from the date of service of such notice.

10.

The Landlord shall pay the Property tax payable in respect of the Premises.

11.

The Stamp duty payable on this Agreement in duplicate shall be borne by the Landlord and the Tenant in equal shares.

12.

The Landlord and the Tenant agree to be bound by the additional terms and conditions contained in Schedule II (if any).

13.

If there is any conflict between the English version and the Chinese version in this Agreement, the English version shall prevail.

Received the Security Deposit of	Received 3 key(s) of the Premises by the Tenant
HK$_______________ by the Landlord

VARIETY PROFITS LIMITED
Authorized Signature(s):

/s/Variety Profits Limited	/s/ Tenant
Confirmed and Accepted all the terms and conditions	Confirmed and Accepted all the terms and conditions
contained herein by the Landlord:	contained herein by the Tenant:

VARIETY PROFITS LIMITED
Authorized Signature(s):

/s/ Variety Profits Limited	/s/ Tenant
HKID/B.R. No.	HKID/B.R. No.

Schedule I

The Premises:	Workshop 1, E Shiu Sun Ind. Bldg., 8-10 Kwai Sau Rd., Kwai Chung

The Landlord:	Variety Profits Ltd.

Address:	Units G/F, Wah Fat Ind. Bldg., 10-14 Kung Yip, Stu, Kwai Chung

Tel. No.:	2559-9318 – Pong, Wai Yin Marcia

The Tenant:	ABC Records Management and Data Storage Inc.

Address:

Tel. No.:	6677-3973

Term:	From 2011/9/1 to 2013/8/31 (both days inclusive)

Rent:	HK$3,000.00 per month

Security Deposit:	HK$6,000.00

Schedule II

1.

User

The Tenant shall not use or permit to be used the Premises or any part thereof for any purpose other than for   industrial   purpose only.  (P.S. – Please select one item: e.g. residential / commercial / office / shop / industrial)

2.

Miscellaneous Payments

a

The following payments payable in respect of the Premises during the Term:

(a)

Management fee paid by Landlord/Tenant * (at current rate) (per month) (subject to revision from time to time)

(b)

Government Rates paid by Landlord/Tenant * (subject to actual amount demanded by the Government)

(c)

Government Rent paid by Landlord/Tenant * (subject to actual amount demanded by the Government)

*

delete where inapplicable.

1.

Rent Free Period

The Tenant shall be entitled to a rent free period from the        23/8/11        to        31/8/11        (both days inclusive) provided that the Tenant shall be responsible for the charges of Government Rent, Government Rates, management fees, water, electricity, gas, telephone and other outgoings payable in respect of Premises during such rent free period.

2.

Break Clause

Notwithstanding anything to the contrary hereinbefore contained, the Landlord/Tenant/either party shall be entitled to terminate this Agreement earlier than as herein provided by serving not less than    1    months’ written notice or by paying    1    months’ Rent in lieu to the Landlord/Tenant/other party provided that the said written notice shall not be served before the expiration of the    11    month of the Term of Tenancy.

Furniture & Fixture included in this agreement is as follows:

air-conditioner         / Gas/elec. water-heater         / oil-ventilator         /ventilator         / gas-stove           / refrigerator        .

wash-machine            / wardrobe            / bed            / settee            / wall-units            and lights              .

Remarks

1.

Tenant shall pay monthly Rent to Landlord’s A/C No:

030-551-1-041988-6

2.

First year fix, second years option

3.

Electric Fee - $1.20 per degree

4.

Water Fee - $30 per month

	CHINA POWER CO., LTD.	2678-2678
(POWER)	HONG KONG LIGHTING CO., LTD.	2843-3111

	CHINA GAS CO., LTD.	2880-5522
(GAS)
	WATER SUPPLY DEPARTMENT	2824-5522
(WATER)
DRAINAGE DEPARTMENT
(DRAINAGE)
2877-0660

1000
(TELEPHONE)
1832888
CABLE TV

2424 0644, 9469 5613

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